FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. Completes Merger With Anderen Financial, Inc.

Acquisition complements recent FDIC-assisted acquisition and expands presence in attractive Central Florida market

BOCA RATON, FLA.— April 2, 2012 —1st United Bancorp, Inc. (“1st United”) (NASDAQ Global Select Market: FUBC) and Anderen Financial, Inc. (“Anderen”) announced they have completed the merger under which 1st United acquired Anderen and its subsidiary, Anderen Bank, for approximately $38 million in a stock and cash transaction effective April 1, 2012.

The Anderen merger provides 1st United with an expanded presence in the Tampa area and a new presence in the attractive Orlando market. 1st United will now have approximately $1.7 billion in assets, $1.4 billion in total deposits and 23 full-service banking offices. Based on total deposits, 1st United will be the 13th largest bank headquartered in Florida.

“This is an important merger for 1st United as Anderen is a quality bank with management and employees who have strong ties to the communities they serve. Working closely with the Anderen team towards consummation of this merger has only reinforced our belief in the added strength of the combined organizations,” said Rudy Schupp, Chief Executive Officer of 1st United. “Both organizations’ focus on quality customer service will continue to be the priority of the merged entity.”

John Marino, President and Chief Financial Officer of 1st United, added, “Following this transaction, the combined Company’s balance sheet, capital and liquidity remain strong which enables 1st United to retain its strategic flexibility and continue to invest in the franchise.”

“The transaction will add to the depth of talent in the combined company’s management team as John Warren, the former Chairman of Anderen, and Charles Allcott, the former Chief Executive Officer of Anderen, will join 1st United as executives responsible for the management of banking in the Orlando and Tampa/Clearwater markets. In addition, 1st United is excited to add two former Anderen Directors, Sion Carter, M.D. and Derek Burke to the 1st United Bank Board of Directors. Mr. Burke will also join the 1st United Board,” said Warren Orlando, Chairman of 1st United.

“We are very excited to join forces with 1st United. The combination provides our shareholders and customers the opportunity to be a part of one of the premier Florida banking franchises,” said John Warren. “This transaction allows us to better serve our customers and local communities through enhanced product offerings, and we are committed to making this seamless for all of our constituents.”

“By the end of June, we will have replaced the Anderen Bank signage with 1st United Bank signage and our joint customers will be able to enjoy our expanded services, including cash management, lock box and a wide range of lending products as well as banking at any of our 23 locations,” said Charles Allcott.

About 1st United Bancorp, Inc.

1st United is a financial holding company headquartered in Boca Raton, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which operates 15 branches in Southeast Florida, including Brevard, Broward, Indian River, Miami-Dade, and Palm Beach Counties, and 8 branches in Central Florida, including Hillsborough, Orange, Pasco and Pinellas Counties. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3435. 1st United’s stock is listed on the NASDAQ Global Select Market under the symbol “FUBC”.

Forward Looking Statements

Any non-historical statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause 1st United’s future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to integrate the operations of Anderen and other banks we may acquire in the future; our ability to achieve expected gains, revenue, growth and/or expense savings as a result of the Anderen merger; our need and our ability to incur additional debt or equity financing; our ability to comply with the terms of the loss sharing agreements with the FDIC; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision; the effects of harsh weather conditions, including hurricanes, and man-made disasters; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the frequency and magnitude of foreclosure of our loans; legislative and regulatory changes, including the Dodd-Frank Act; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; changes in securities and real estate markets; increased competition and its effect on pricing, including the impact on our noninterest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; changes in monetary and fiscal policies of the U.S. Government; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; anti-takeover provisions under federal and state law as well as our Articles of Incorporation and our Bylaws; and our ability to manage the risks involved in the foregoing. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov) or on request from 1st United. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this press release speak only as of the date of the press release, and 1st United assumes no obligation to update forward-looking statements or the reasons why actual results could differ.